                                                                       Exhibit 5



[On Terra Industries Inc. Letterhead]



June 16, 1997

Terra Industries Inc.
600 Fourth Street
P.O. Box 6000
Sioux City, IA 51102-6000

Re:  Registration Statement on Form S-1
     Relating to 3,000,000 Shares of Common Stock, No Par Value
     ----------------------------------------------------------

Ladies and Gentlemen:

In my capacity as General Counsel of Terra Industries Inc., a Maryland corporation (the "Company"), I have represented the Company in connection with the above referenced registration statement on Form S-1 (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act 3,000,000 shares of common stock of the Company, no par value, which the Company may offer from time to time in connection with acquisitions. In this connection, I have examined originals, or copies certified or otherwise identified to my satisfaction of such documents, corporate and other records, certificates and other papers as I have deemed it necessary to examine for the purpose of this opinion.

Based on such examination, it is my opinion that such of the 3,000,000 shares of common stock as are issued from time to time as contemplated by the Registration Statement will have been duly and validly authorized and will, upon issuance and delivery of such shares against receipt by the Company of the agreed consideration therefor, constitute legally issued, fully paid and non-assessable shares of the Company, provided (a) the number of authorized and unissued shares of common stock of the Company continues to be adequate for each such issue; and
(b) each such issue is duly authorized by the board of directors of the Company, or a duly authorized committee thereof, for a consideration determined by said board of directors or committee to be adequate.

Terra Industries Inc.
June 16, 1997
Page 2


I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ GEORGE H. VALENTINE

George H. Valentine
Senior Vice President, General Counsel
and Corporate Secretary